CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES C PREFERRED STOCK

OF

QUENTRA NETWORKS, INC.

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

         QUENTRA NETWORKS, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in
Article IV of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Series C Preferred Stock:

         RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, to be known as "Series C
Preferred Stock", of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         A.       Designation and Amount.  The shares of this series shall be designated as "Series C Preferred Stock" (the "Series C
Preferred Stock") and the number of shares constituting such series shall be 1,795,753.

         B.       Terms of Series C Preferred Stock.

         1.       Dividends.  Holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the
Board of Directors and to the extent permitted under the Delaware General Corporation Law, and the Corporation shall pay on a quarterly basis commencing on December 31, 2000 preferential dividends in cash or in Common Stock, at the discretion of the Board of
Directors, to the holders of shares of Series C Preferred Stock as provided in this Section 1.  If such dividend is to be paid in
Common Stock, as aforesaid, such Common Stock shall be valued at the average Trading Price for the most recent five Business Days.
Dividends on each share of Series C Preferred Stock shall accrue on a daily basis at the rate of 6% per annum of the sum of (A)
Series C Preferred Original Issuance Price plus (B) all accumulated and unpaid dividends thereon commencing on the Series C Preferred
Original Issuance Date of such shares of Series C Preferred Stock.  Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends; provided, however, that such dividends shall not be paid unless and until all amounts then due to the holders of the
Series A Preferred Stock have theretofore been paid.

         The Corporation shall not declare or pay any dividend, or order or make any other distribution, upon any Junior Stock or
Liquidation Parity Stock (other than a dividend payable in such Junior Stock) unless the Corporation shall first pay, or

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simultaneously therewith declare and set apart a sum sufficient for the payment of, all accumulated and unpaid dividends upon the
Series C Preferred Stock.

         2.       Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the
Corporation, the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

         The holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Stock but only after the holders of the Series A Preferred Stock have been paid in full and pari passu with any distribution to the holder of any Liquidation Parity Stock, an amount per share equal to the Series C Preferred Original Issuance
Price (subject to appropriate adjustment upon the occurrence of any stock split, stock dividend or combination of the outstanding shares of Series C Preferred Stock) and, in addition, an amount equal to any accumulated but unpaid dividends on the Series C
Preferred Stock.  If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth herein, then the holders of shares of Series C Preferred
Stock shall share ratably in any distribution of the assets of the Corporation (A) as to any Liquidation Parity Stock, in proportion to the respective liquidation preferences of the Series C Preferred Stock and such Liquidation Parity Stock and (B) as to the other holders of the Series C Preferred Stock, in proportion to their respective number of shares of Series C Preferred Stock.

         3.       Voting Rights.

                  (a)      The holders of the Series C Preferred Stock shall be entitled to vote as holders of Common Stock as though all shares of Series C Preferred Stock had been converted into Common Stock.

                  (b)      The Corporation shall not, without the affirmative approval of the holders of shares representing at least a majority of the voting power of the shares of Series C Preferred Stock then outstanding (which voting power shall be determined, for purposes of this Section 3(b), based upon the number of votes per share that equals the number of shares of Common Stock
(including fractional shares) into which each such share of Series C Preferred Stock is then convertible, rounded up to the nearest share), acting separately from the holders of Common Stock and the holders of any other series or class of capital stock of the
Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting timely and specific notice shall have been given to each holder of Series C Preferred Stock, in the manner provided in the By-Laws of the
Corporation:

                  (i)      alter or change the powers, preferences or rights of any class or series of capital stock of the
         Corporation, or the qualifications, limitations or restrictions thereon, if any such alteration or change would adversely affect the rights of the holders of Series C Preferred Stock; provided, however, that (A) the change in the qualifications, limitations or restrictions of the Series B Preferred Stock to provide voting rights equal to those granted under this
         Section 3(b), and (B) the alteration creation and issuance of another series of Preferred Stock shall not be deemed to

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         require the consent of the holders of the Series C Preferred Stock pursuant to this clause (i) so long as the proposed terms do not require consent of the holders of the Series C Preferred Stock pursuant to clause (ii) below; or

                  (ii)     authorize, designate, create, issue or agree to issue any shares of any class or series of capital stock of the Corporation unless such class or series of capital stock constitutes Junior Stock.

         4.       Optional Conversion.

         (a)      The holder of any shares of Series C Preferred Stock shall have the right, at such holder's option, at any time or from time to time commencing on or after the date hereof, to convert any of such shares into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) the product obtained by multiplying the
Series C Preferred Original Issuance Price by the number of shares of Series C Preferred Stock being converted, by (B) the Series C
Preferred Conversion Price, as last adjusted and then in effect, by surrender of the certificates representing the shares of Series C
Preferred Stock so to be converted in the manner provided in Section 4(b) hereof.  The holder of any shares of Series C Preferred
Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of any dividends accrued but unpaid with respect to such shares of Series C Preferred Stock.

         (b)      The holder of any shares of Series C Preferred Stock may exercise the conversion right pursuant to Section 4(a)
hereof as to any part thereof at any time after the Series C Preferred Original Issue Date by delivering to the Corporation during regular business hours, at the principal executive office of the Corporation or any transfer agent of the Corporation for the
Series C Preferred Stock as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with addresses) in which the certificate or certificates for the shares of
Common Stock are to be issued.  Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the
"Conversion Date").  As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in
Section 4(c) hereof and a check or cash in payment of all dividends declared but unpaid, if any (to the extent permissible under law), with respect to the shares of Series C Preferred Stock so converted.  The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such Person shall be deemed to have become a holder of record of Common Stock on the next succeeding date on which the transfer books are open, but the Series C Preferred
Conversion Price shall be that in effect on the Conversion Date.  Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion, the Corporation shall issue and deliver

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to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series C Preferred Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

         (c)      No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred
Stock.  If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price of a share of Common Stock multiplied by such fractional interest.
Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

         (d)      The Series C Preferred Conversion Price shall be subject to adjustment from time to time as follows:

                  (i)      If, at any time after such Series C Preferred Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of
         Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series C Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (ii)     If, at any time after the Series C Preferred Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series C Preferred Conversion Price shall be appropriately increased so that the number of shares of
         Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (iii)    In case, at any time after the Series C Preferred Original Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the
         Corporation is the continuing company and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other Person,

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         each share of Series C Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the
         Corporation or of the company resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable
         (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition)
         upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition.  The provisions of this Section 4 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

         (e)      Whenever the Series C Preferred Conversion Price shall be adjusted as provided in Section 4(d) hereof, the
Corporation shall forthwith file, at the office of Corporation or any transfer agent designated by the Corporation for the Series C
Preferred Stock, a statement, signed by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the
Series C Preferred Conversion Price then in effect.  The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of shares of Series C Preferred Stock at such
Person's address appearing on the Corporation's records.  Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4(f) hereof.

         (f)      In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii) or (iii)
of Section 4(d) hereof, the Corporation shall give notice to each holder of shares of Series C Preferred Stock, in the manner set forth in Section 4(e) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C
Preferred Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of any other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (g)      The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series C Preferred Stock, except for any transfer taxes.

         (h)      The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common
Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred
Stock.

         (i)      All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the

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ownership thereof, and free from all taxes, liens or charges with respect thereto.

         5.       Definitions.  As used herein, the following terms shall have the following meanings:

         (a)      The term "Business Day" shall mean any day other than a Saturday, Sunday or United States federal holiday.

         (b)      The term "Common Stock" shall mean the Corporation's common stock, $1.00 par value per share.

         (c)      The term "Current Market Price" shall mean, as of the day in question, the fair market value of a share of Common
Stock on such date, as determined in good faith by the Board of Directors of the Corporation.

         (d)      The term "Junior Stock" shall mean the Common Stock and any class or series of capital stock of the Corporation ranking, as to payment of dividends or distribution of assets, junior to the Series C Preferred Stock.

         (e)      The term "Liquidation Parity Stock" shall mean the Series B Preferred Stock and any other class or series of capital stock of the Corporation ranking, as to distribution of assets, pari passu to the Series C Preferred Stock.

         (f)      The term "Series C Preferred Conversion Price" shall mean the Series C Preferred Original Price, as adjusted from time to time pursuant to the provisions of Section 4(d) hereof.

         (g)      The term "Series C Preferred Original Issuance Date" shall mean the date on which the first share of Series C
Preferred Stock has been issued.

         (h)      The term "Series C Preferred Original Issuance Price" shall mean $3.50 per share of Series C Preferred Stock.

         (i)      The term "Trading Price" shall mean the last reported sale price of the Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, as reported by the Nasdaq
National Market or such other United States securities exchange registered under the Securities and Exchange Act of 1934, as amended, on which the Common Stock are listed or admitted to trading.

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         IN WITNESS WHEREOF, said QUENTRA NETWORKS, INC. has caused this Certificate of Designations, Preferences and Rights of
Series C Preferred Stock to be duly executed by its Chief Executive Officer this 19th day of October, 2000.

                                                                     QUENTRA NETWORKS, INC.

                                                                     By:  /s/ James R. McCullough
                                                                          -------------------------
                                                                          James R. McCullough
                                                                          Chief Executive Officer

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